UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                                   ----------

                          DATE OF REPORT: April 1, 2002

                                   ----------

                           FIRST MERCHANTS CORPORATION
             (Exact name of registrant as specified in its charter)

                                   ----------

           INDIANA                   0-17071                    35-1544218
(State or other jurisdiction   (Commission File Number)        (IRS Employer
      of incorporation)                                      Identification No.)

                             200 East Jackson Street
                                  P.O. Box 792
                           Muncie, Indiana 47305-2814
          (Address of principal executive offices, including zip code)

                                 (317) 747-1500
              (Registrant's telephone number, including area code)


                               Page 1 of 4 Pages
                            Exhibit Index on Page 5

Item 1.           Not Applicable.
------

Item 2.           Acquisition or Disposition of Assets.
------            ------------------------------------

     On April 1, 2002, First Merchants Corporation acquired all of the assets of Lafayette Bancorporation through the merger of Lafayette Bancorporation with and into First Merchants Corporation (the "Merger"). Lafayette Bancorporation's principal asset was the shares of common stock of its wholly-owned subsidiary, Lafayette Bank and Trust Company (the "Bank"). The Bank is an Indiana state chartered bank providing various commercial and consumer banking services to its customers located primarily in the Indiana counties of Tippecanoe, Jasper, White and Carroll, through 20 offices. At December 31, 2001, Lafayette Bancorporation had total assets of approximately $762 million and deposits of approximately $618 million. First Merchants Corporation will account for the Merger under the purchase method of accounting.

         As part of the Merger, shareholders of Lafayette Bancorporation shall receive approximately 2,773,059 shares of First Merchants Corporation common stock and approximately $50,866,560 in cash in exchange for their shares of Lafayette Bancorporation common stock. The form and amount of such consideration was arrived at through arms length negotiations between First Merchants Corporation and Lafayette Bancorporation. First Merchants Corporation intends to finance the cash consideration payable in the Merger through the sale of cumulative trust preferred securities by its wholly-owned subsidiary, First Merchants Capital Trust I. First Merchants Capital Trust I will invest all of the proceeds from the sale of the cumulative trust preferred securities in junior subordinated debentures to be issued by First Merchants Corporation.

     In connection with the Merger, shareholders of Lafayette Bancorporation were offered the opportunity to elect to receive either 1.11 shares of First Merchants Corporation common stock or $30 in cash in exchange for each share of Lafayette Bancorporation common stock owned by them. Pursuant to the terms of the Merger, under certain circumstances, the 1.11 exchange ratio was subject to adjustment and the cash elections made by Lafayette Bancorporation shareholders were subject to being converted into elections to receive stock. However, all elections by Lafayette Bancorporation shareholders to receive cash in exchange for their shares will be honored and the 1.11 exchange ratio will not be adjusted. Cash will be paid by First Merchants Corporation in lieu of issuing fractional shares resulting from the 1.11 exchange ratio.

     For further information regarding the terms of the Merger, see the Agreement of Reorganization and Merger between First Merchants Corporation and Lafayette Bancorporation dated October 14, 2001, which is incorporated into this Form 8-K by reference and filed as an exhibit hereto.

     A copy of the press release announcing consummation of the Merger is filed as an exhibit to this Form 8-K.

Items 3-6.        Not Applicable.
---------

Item 7.           Financial Statements and Exhibits.
------            ---------------------------------

                  (a) Financial Statements of Business Acquired.

                           (i)   Report of Independent Auditors.

                           (ii) Consolidated Balance Sheets as of December 31, 2001 and 2000.

                           (iii) Consolidated Statements of Income for the Years
                                 Ended December 31, 2001, 2000 and 1999.

                           (iv)  Consolidated Statements of Changes in
                                 Shareholders' Equity for the Years Ended
                                 December 31, 2001, 2000 and 1999.

                           (v) Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999.

                           (vi)  Notes to Consolidated Financial Statements.

                  (b) Pro Forma Financial Information.

                           (i) Unaudited Pro Forma Combined Consolidated Financial Information Including Balance Sheet as of December 31, 2001, Statement of Income for the Year Ended December 31, 2001 and the notes thereto.

                  (c) Exhibits.

                           (2.1) Agreement of Reorganization and Merger by and
                                 between First Merchants Corporation and
                                 Lafayette Bancorporation dated October 14, 2001 (the "Merger Agreement"). (Incorporated by reference to Exhibit 2 to First Merchants Corporation's Current Report on Form 8-K filed October 15, 2001.)

                           (2.2) Undertaking by First Merchants Corporation to
                                 furnish supplementally the Disclosure Letters referenced in the Merger Agreement.

                           (23)  Consent of Crowe, Chizek and Company LLP

                           (99)  Press release dated April 1, 2002

Items 8 and 9. Not Applicable.
-------------

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     DATE: April 1, 2002.



                                       FIRST MERCHANTS CORPORATION


                                       By:      /s/ Larry R. Helms
                                            -----------------------------
                                                Larry R. Helms,
                                                Senior Vice President and
                                                General Counsel

                   INDEX OF FINANCIAL STATEMENTS AND EXHIBITS


         (a)      Financial Statements of Business Acquired.

                  (i)      Report of Independent Auditors.

                  (ii) Consolidated Balance Sheets as of December 31, 2001 and 2000.

                  (iii) Consolidated Statements of Income for the Years Ended December 31, 2001, 2000 and 1999.

                  (iv) Consolidated Statements of Changes in Shareholders' Equity for the Years Ended December 31, 2001, 2000 and 1999.

                  (v) Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999.

                  (vi)     Notes to Consolidated Financial Statements.

         (b)      Pro Forma Financial Information.

                  (i) Unaudited Pro Forma Combined Consolidated Financial Information Including Balance Sheet as of December 31, 2001, Statement of Income for the Year Ended December 31, 2001 and the notes thereto.

         (c)      Exhibits.

                  (2.1) Agreement of Reorganization and Merger by and between First Merchants Corporation and Lafayette Bancorporation dated October 14, 2001 (the "Merger Agreement"). (Incorporated by reference to Exhibit 2 to First Merchants Corporation's Current Report on Form 8-K filed October 15, 2001.)

                  (2.2) Undertaking by First Merchants Corporation to furnish supplementally the Disclosure Letters referenced in the Merger Agreement.

                  (23)     Consent of Crowe, Chizek and Company LLP

                  (99)     Press release dated April 1, 2002

                         REPORT OF INDEPENDENT AUDITORS



Board of Directors and Shareholders
Lafayette Bancorporation
Lafayette, Indiana


We have audited the accompanying consolidated balance sheets of Lafayette Bancorporation as of December 31, 2001 and 2000 and the related consolidated statements of income, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Lafayette Bancorporation as of December 31, 2001 and 2000, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.






                                            Crowe, Chizek and Company LLP
Indianapolis, Indiana
January 24, 2002

                            LAFAYETTE BANCORPORATION
                           CONSOLIDATED BALANCE SHEETS
                           December 31, 2001 and 2000
                          (Dollar amounts in thousands)

-------------------------------------------------------------------------------------------------


                                                                               2001        2000
                                                                               ----        ----
ASSETS
Cash and due from banks                                                    $  32,028    $  26,452
Interest-bearing deposits in other financial institutions                     10,237       21,820
Federal funds sold                                                             9,200       25,200
                                                                           ---------    ---------
     Total cash and cash equivalents                                          51,465       73,472

Securities available-for-sale                                                 94,164       78,857
Securities held-to-maturity (fair value
  $4,047 and $4,580)                                                           3,918        4,484
Loans held for sale                                                           17,262        5,949
Loans                                                                        555,864      537,725
Less:  Allowance for loan losses                                              (5,413)      (5,071)
                                                                           ---------    ---------
     Net loans                                                               550,451      532,654

FHLB stock, at cost                                                            2,344        2,200
Premises, furniture and equipment, net                                        11,007       11,353
Intangible assets                                                             12,291       13,007
Accrued interest receivable and other assets                                  19,416       19,171
                                                                           ---------    ---------

         Total assets                                                      $ 762,318    $ 741,147
                                                                           =========    =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities
     Noninterest-bearing deposits                                          $  80,012    $  70,866
     Interest-bearing demand and savings deposits                            268,698      230,984
     Interest-bearing time deposits                                          269,862      276,447
                                                                           ---------    ---------
         Total deposits                                                      618,572      578,297

     Short-term borrowings                                                    32,073       55,572
     FHLB advances                                                            34,982       35,737
     Note payable                                                             10,150       11,550
     Accrued interest payable and other liabilities                            7,421        7,190
                                                                           ---------    ---------
         Total liabilities                                                   703,198      688,346

Shareholders' equity
     Common stock, no par value:  20,000,000 shares
       authorized; 3,961,589 and 3,953,616 shares issued and outstanding       3,962        3,954
     Additional paid-in capital                                               38,119       38,024
     Retained earnings                                                        16,639       11,086
     Accumulated other comprehensive income (loss)                               400         (263)
                                                                           ---------    ---------
         Total shareholders' equity                                           59,120       52,801
                                                                           ---------    ---------

              Total liabilities and shareholders' equity                   $ 762,318    $ 741,147
                                                                           =========    =========
-------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                                                              2.

                            LAFAYETTE BANCORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                  Years ended December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------------------------------

                                                                  2001             2000            1999
                                                                  ----             ----            ----
Interest income
     Loans, including related fees                         $     46,853    $     46,620     $     38,520
     Taxable securities                                           3,299           3,318            3,831
     Tax exempt securities                                        1,731           1,664            1,529
     Other                                                        1,781             784              510
                                                           ------------    ------------     ------------
         Total interest income                                   53,664          52,386           44,390

Interest expense
     Deposits                                                    22,650          23,016           18,024
     Short-term borrowings                                        1,506           1,773            1,358
     Other borrowings                                             2,747           2,616            2,161
                                                           ------------    ------------     ------------
         Total interest expense                                  26,903          27,405           21,543
                                                           ------------    ------------     ------------

Net interest income                                              26,761          24,981           22,847

Provision for loan losses                                         1,225           1,200            1,060
                                                           ------------    ------------     ------------

Net interest income after provision for loan losses              25,536          23,781           21,787

Noninterest income
     Fiduciary activities                                         1,264           1,187            1,134
     Service charges on deposit accounts                          2,352           1,880            1,581
     Net realized gain/(loss) on securities                           -             (12)            (144)
     Net gain on loan sales                                       1,858             659              942
     Other service charges and fees                               1,080           1,042              923
     Investment product commissions                                 398             758              318
     Other                                                          502             311              371
                                                           ------------    ------------     ------------
         Total noninterest income                                 7,454           5,825            5,125

Noninterest expense
     Salaries and employee benefits                              12,908          10,681            9,836
     Occupancy, net                                               1,293           1,247            1,073
     Equipment                                                    1,914           1,731            1,314
     Intangible amortization                                        716             740              597
     Other                                                        5,343           4,777            4,714
                                                           ------------    ------------     ------------
         Total noninterest expenses                              22,174          19,176           17,534
                                                           ------------    ------------     ------------

Income before income taxes                                       10,816          10,430            9,378

Income taxes                                                      3,401           3,514            3,027
                                                           ------------    ------------     ------------

Net income                                                  $     7,415     $     6,916      $     6,351
                                                           ============    =============    ============

Basic earnings per share                                    $      1.87     $      1.75      $      1.61
                                                           ============    =============    ============

Diluted earnings per share                                  $      1.84     $       1.74     $      1.57
                                                           ============    =============    ============
--------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                                                              3.

                            LAFAYETTE BANCORPORATION
           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                  Years ended December 31, 2001, 2000, and 1999
              (Dollar amounts in thousands, except per share data)

------------------------------------------------------------------------------------------------------------------


                                                                             Accumulated
                                               Additional                       Other                     Total
                                   Common        Paid-in      Retained      Comprehensive  Treasury    Shareholders'
                                    Stock        Capital      Earnings      Income (Loss)    Stock       Equity
                                    -----        -------      --------      -------------    -----       ------
Balance, January 1, 1999         $   2,394     $  32,620      $   7,747      $     (42)   $    (105)     $  42,614

    Comprehensive income
      Net income                                                  6,351                                      6,351
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                      (1,914)                     (1,914)
                                                                                                          --------
          Total comprehensive
            income                                                                                           4,437

    Issue 11,884 shares under
     stock option plan                  12           266                                                       278
    3-2 stock split,
      1,200,738 shares               1,201                       (1,201)                                        --
    Cash dividends
      ($.39 per share)                                           (1,540)                                    (1,540)
    Purchase 105 treasury shares                                                                 (4)            (4)
    Retire 20,517 treasury shares      (21)                         (88)                        109             --
                                  --------      --------       --------       --------     --------       --------

Balance, December 31, 1999           3,586        32,886         11,269         (1,956)          --         45,785

    Comprehensive income
      Net income                                                  6,916                                      6,916
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                       1,693                       1,693
                                                                                                          --------
          Total comprehensive
           income                                                                                            8,609

    Issue 8,448 shares under
     stock option plan                   9           108                                                       117
    10% Stock dividend
     359,043 shares                    359         5,030         (5,393)                                        (4)
    Cash dividends
     ($.43 per share)                                            (1,706)                                    (1,706)
                                  --------      --------       --------       --------     --------       --------

Balance, December 31, 2000           3,954        38,024         11,086           (263)          --         52,801

    Comprehensive income
      Net income                                                  7,415                                      7,415
      Change in net unrealized
        gain/ (loss) on securities
        available-for-sale                                                         663                         663
                                                                                                          --------
          Total comprehensive
            income                                                                                           8,078

    Issue 7,973 shares under
     stock option plan                   8            95                                                       103
    Cash dividends
      ($.47 per share)                                           (1,862)                                    (1,862)
                                  --------      --------       --------       --------     --------       --------

Balance, December 31, 2001       $   3,962     $  38,119      $  16,639      $     400    $      --      $  59,120
                                  ========      ========       ========       ========     ========       ========
------------------------------------------------------------------------------------------------------------------

                            See accompanying notes.

                                                                              4.

                            LAFAYETTE BANCORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                  Years ended December 31, 2001, 2000, and 1999
                          (Dollar amounts in thousands)

-----------------------------------------------------------------------------------------------


                                                                2001         2000         1999
                                                                ----         ----         ----
Cash flows from operating activities
     Net income                                             $   7,415    $  6,916    $   6,351
     Adjustments to reconcile net income to net
       cash from operating activities
         Depreciation                                           1,475       1,339          948
         Net amortization                                         773         722          726
         Provision for loan losses                              1,225       1,200        1,060
         Net realized (gain)/loss on securities                    --          12          144
         Net realized (gain) loss on sale of
              other real estate                                     9          (5)          --
         Change in assets and liabilities
              Loans originated for sale                      (138,582)    (56,201)     (67,547)
              Loans sold                                      127,269      53,426       74,459
              Accrued interest receivable
                and other assets                                 (750)     (4,410)      (1,947)
              Accrued interest payable
                and other liabilities                             231         323        1,314
                                                            ---------    --------    ---------
                  Net cash from operating activities             (935)      3,322       15,508

Cash flows from investing activities
     Change in interest-bearing balances with
         other financial institutions                              --          --          671
     Purchase of securities available-for-sale                (84,767)    (86,815)    (172,049)
     Proceeds from sales of securities available-for-sale      56,077      82,375       56,027
     Proceeds from maturities of securities
       available-for-sale                                      14,432       8,119      109,826
     Purchase of securities held-to-maturity                       --          --       (2,000)
     Proceeds from maturities of securities
       held-to-maturity                                           564         229        2,160
     Loans made to customers, net of payments collected       (19,297)    (49,452)     (78,085)
     Purchase of Federal Home Loan Bank stock                    (144)       (303)        (358)
     Property and equipment expenditures                       (1,129)     (2,109)      (3,578)
     Proceeds from sales of other real estate                     330         470           --
                                                            ---------    --------    ---------
         Net cash from investing activities                   (33,934)    (47,486)     (87,386)
----------------------------------------------------------------------------------------------

                                             (continued)


                                                                              5.

                            LAFAYETTE BANCORPORATION
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
                  Years ended December 31, 2001, 2000, and 1999
                          (Dollar amounts in thousands)


                                                             2001         2000       1999
                                                             ----         ----       ----
Cash flows from financing activities
     Net change in deposit accounts                        $ 40,275    $ 56,050    $  9,686
     Cash received in branch acquisition for
       liabilities assumed, net of assets acquired               --          --      45,266
     Net change in short-term borrowings                    (23,499)     28,299      10,871
     Proceeds from other borrowings                              --      22,000      30,000
     Payments on other borrowings                            (2,155)    (17,690)    (10,877)
     Common stock issued                                        103         117         278
     Dividends paid                                          (1,862)     (1,706)     (1,540)
     Purchase of fractional shares from stock dividend           --          (4)         --
     Purchase of treasury stock                                  --          --          (4)
                                                           --------    --------    --------
         Net cash from financing activities                  12,862      87,066      83,680
                                                           --------    --------    --------

Net change in cash and cash equivalents                     (22,007)     42,902      11,802

Cash and cash equivalents at beginning of year               73,472      30,570      18,768
                                                           --------    --------    --------

Cash and cash equivalents at end of year                   $ 51,465    $ 73,472    $ 30,570
                                                           ========    ========    ========

Supplemental disclosures of cash flow information
     Cash paid during the period for
         Interest                                          $ 27,495    $ 26,882    $ 20,765
         Income taxes                                         4,054       3,405       3,168

Non-cash investing and financing activities
     Loans transferred to other real estate                $    298    $     50    $    465
     See also Note 18 regarding 1999 branch acquisition
-------------------------------------------------------------------------------------------

                            See accompanying notes.


                                                                              6.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Principles of Consolidation: The consolidated financial statements include the accounts of Lafayette Bancorporation (Corporation) and its wholly owned subsidiary, Lafayette Bank and Trust Company (Bank), after elimination of significant intercompany transactions and accounts.

The Corporation provides financial services to its customers, primarily commercial and retail banking and trust services, with operations conducted through its main office and 17 branches located in Tippecanoe, White, Jasper, and Carroll Counties in Indiana. The majority of the Corporation's revenue is derived from commercial and retail business lending activities and investments. Although the overall loan portfolio is diversified, the economy of Tippecanoe County is heavily dependent on Purdue University, one of the area's largest employers, and the economy of White and Jasper County is heavily dependent on the agricultural industry. The majority of the Bank's loans are secured by specific items of collateral including business assets, real property and consumer assets.

Use of Estimates: Management must make estimates and assumptions in preparing financial statements that affect the amounts reported and disclosed. These estimates and assumptions may change in the future and future results could differ from these estimates. Estimates that are more susceptible to change in the near term include the allowance for loan losses, the fair value of securities and other financial instruments, and the determination and carrying value of impaired loans.

Securities: Securities are classified as held-to-maturity and carried at amortized cost when management has the positive intent and ability to hold them to maturity. Securities are classified as available-for-sale when they might be sold before maturity. Securities available-for-sale are reported at fair value, with unrealized gains or losses included in other comprehensive income.

Realized gains or losses are determined based on the amortized cost of the specific security sold. Interest and dividend income, adjusted by amortization of purchase premium or discount, is included in earnings.

Loans Held for Sale: The Bank sells certain fixed-rate first mortgage loans in the secondary market on a servicing-released basis. Mortgage loans held for sale are carried at the lower of cost or estimated market value determined on an aggregate basis.

--------------------------------------------------------------------------------
                                   (continued)

                                                                              7.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Loans: Interest on real estate, commercial and most installment loans is accrued over the term of the loans based on the principal outstanding. The recognition of interest income is discontinued when, in management's judgment, the interest will not be collectible in the normal course of business. Loans are evaluated for non-accrual when the loan is impaired or payments are past due over 90 days. Interest received is recognized on the cash basis or cost recovery method until qualifying for return to accrual status. Accrual is resumed when all contractually due payments are brought current and future payments are reasonably assured. The Bank defers loan fees, net of certain direct loan origination costs. The net amount deferred is reported in the balance sheet as part of loans and is recognized into interest income over the term of the loan using a method which approximates a level-yield.

Allowance for Loan Losses: The allowance for loan losses is a valuation allowance for probable incurred credit losses, increased by the provision for loan losses and loan recoveries and decreased by loan charge-offs. Management estimates the allowance balance required using past loan loss experience, the nature and volume of the portfolio, information about specific borrower situations and estimated collateral values, economic conditions, and other factors. Allocations of the allowance may be made for specific loans, but the entire allowance is available for any loan that, in management's judgment, should be charged-off. Loan losses are charged against the allowance when management believes the uncollectibility of a loan balance is confirmed.

Loan impairment is recognized if a loan's full principal or interest payments are not expected to be received. Loans considered to be impaired are reduced to the present value of expected future cash flows using the loans' existing rate or to the fair value of collateral if repayment is expected solely from the collateral, by allocating a portion of the allowance for loan losses to such loans. Smaller-balance homogeneous loans are evaluated for impairment in total. Such loans include residential real estate loans secured by one to four family residences and installment loans to individuals for household, family and other personal expenditures. Commercial and agricultural loans are evaluated individually for impairment.

Premises, Furniture and Equipment: Premises, furniture and equipment are stated at cost less accumulated depreciation. Depreciation expense is recognized over the estimated useful lives of the assets, principally on the straight-line method.

Foreclosed Assets: Assets acquired through or instead of loan foreclosure are initially recorded at fair value when acquired, establishing a new cost basis. If fair value declines, a valuation allowance is recorded through expense. Holding costs after acquisition are expensed.

Long-term Assets: These assets are reviewed for impairment when events indicate their carrying amounts may not be recoverable from future undiscounted cash flows. If impaired, the assets are recorded at discounted amounts.


--------------------------------------------------------------------------------
                                   (continued)

                                                                              8.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES  (Continued)

Repurchase Agreements: Substantially all repurchase agreement liabilities represent amounts advanced by various customers. Securities are pledged to cover these liabilities, which are not covered by federal deposit insurance. The Bank retains possession of and control over pledged securities.

Intangibles: Intangibles include goodwill and core deposit intangibles. Goodwill is amortized on the straight-line method over 15 to 25 years, and core deposit is amortized on an accelerated method over 10 years. Intangibles are assessed for impairment based on estimated undiscounted cash flows, and written down if necessary.

Stock Compensation: Expense for employee compensation under stock option plans is based on Opinion 25, with expense reported only if options are granted below market price at grant date. Pro forma disclosures of net income and earnings per share are provided as if the fair value method of Financial Accounting Standard No. 123 were used for stock-based compensation.

Income Taxes: Deferred tax liabilities and assets are determined at each balance sheet date. They are measured by applying enacted tax laws to future taxable income or expense resulting from differences in the financial statement and tax basis of assets and liabilities. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

Earnings Per Share: Basic earnings per share is net income divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share includes the dilutive effect of additional potential common shares issuable under stock options. Earnings and dividends per share are restated for all stock splits and dividends through the date of issue of the financial statements.

Statement of Cash Flows: Cash and cash equivalents are defined to include cash on hand, amounts due from banks, and federal funds sold. The Corporation reports net cash flows for customer loan transactions, deposit transactions, and short-term borrowings.

Financial Instruments: Financial instruments include credit instruments, such as commitments to make loans and standby letters of credit, issued to meet customer financing needs. The face amount for these items represents the exposure to loss, before considering customer collateral or ability to repay.


--------------------------------------------------------------------------------
                                   (continued)

                                                                              9.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using relevant market information and other assumptions, as more fully disclosed separately. Fair value estimates involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or in market conditions could significantly affect the estimates.

Loss Contingencies: Loss contingencies, including claims and legal actions arising in the ordinary course of business, are recorded as liabilities when the likelihood of loss is probable and an amount or range of loss can be reasonably estimated. Management does not believe there are now such matters that will have a material effect on the financial statements.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive income. Other comprehensive income includes unrealized gains and losses on securities available for sale, which are also recognized as a separate component of equity.

Dividend Restriction: Banking regulations require maintaining certain capital levels and may limit the dividends paid by the bank to the holding company or by the holding company to shareholders.

Industry Segments: Internal financial information is primarily reported and aggregated in three lines of business, banking, mortgage banking and trust services.

New Accounting Pronouncements: Beginning January 1, 2001, a new accounting standard requires all derivatives to be recorded at fair value. Unless designated as hedges, changes in these fair values will be recorded in the income statement. Fair value changes involving hedges will generally be recorded by offsetting gains and losses on the hedge and on the hedged item, even if the fair value of the hedged item is not otherwise recorded. Adoption of this standard on January 1, 2001 did not have a material effect on the financial statements.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             10.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

A new accounting standard requires all business combinations to be recorded using the purchase method of accounting for any transaction initiated after June 30, 2001. Under the purchase method, all identifiable tangible and intangible assets and liabilities of the acquired company must be recorded at fair value at date of acquisition, and the excess cost over fair value of net assets acquired is recorded as goodwill. Identifiable intangible assets must be separated from goodwill. Identifiable intangible assets with finite useful lives will continue to amortize under the new standard, whereas goodwill will cease being amortized starting in 2002. Annual impairment testing will be required for goodwill with impairment being recorded if the carrying amount of goodwill exceeds its implied fair value. Amounts previously recorded as goodwill from depository institution branch acquisitions are not presently considered to be goodwill under the new standard and these amounts will continue to be amortized. Management is currently evaluating the impact of this new standard, but management expects to continue amortizing all of the Corporation's intangible assets.

Reclassifications: Some items in the prior financial statements were reclassified to conform to the current presentation.



NOTE 2 - SECURITIES

The fair value of securities available for sale and the related gains and losses recognized in accumulated other comprehensive income (loss) were as follows:

                                                                                      Gross            Gross
                                                                       Fair        Unrealized       Unrealized
                                                                      Value           Gains           Losses
                                                                      -----           -----           ------
Securities Available-for-Sale
2001
     U.S. Government and its agencies                            $      2,023     $         23    $         --
     Obligations of states and political subdivisions                  36,315              433            (350)
     Corporate obligations                                             10,426              331              (5)
     Mortgage-backed and other asset-backed
       securities                                                      42,856              391            (152)
     Other securities                                                   2,544               --              (9)
                                                                 ------------     ------------    -------------

                                                                 $     94,164     $      1,178    $       (516)
                                                                 ============     ============    ============


--------------------------------------------------------------------------------
                                   (continued)


                                                                             11.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 2 - SECURITIES (Continued)

                                                                                      Gross            Gross
                                                                       Fair        Unrealized       Unrealized
                                                                      Value           Gains           Losses
                                                                      -----           -----           ------
2000
     U.S. Government and its agencies                            $      4,193     $         10    $        (18)
     Obligations of states and political subdivisions                  31,012              418            (286)
     Corporate obligations                                              4,001               48              --
     Mortgage-backed and other asset-backed
       securities                                                      37,105               58            (652)
     Other securities                                                   2,546              515            (529)
                                                                 ------------     ------------    ------------

                                                                 $     78,857     $      1,049    $     (1,485)
                                                                 ============     ============    ============

The carrying amount, unrecognized gains and losses and fair value of securities held to maturity were as follows:

                                                                      Gross            Gross
                                                   Carrying       Unrecognized     Unrecognized        Fair
                                                    Amount            Gains           Losses           Value
                                                    ------            -----           ------           -----
Securities Held to Maturity
---------------------------
2001

     Obligations of states and political
       subdivisions                              $      3,918    $        129      $         --   $      4,047
                                                 ============    ============      ============   ============

2000

     Obligations of states and political
       subdivisions                              $      4,484    $         98      $         (2)  $      4,580
                                                 ============    ============      ============   ============

Gross gains of $0, $2, and $35 and gross losses of $0, $14, and $179 were realized on sales of securities available-for-sale in 2001, 2000, and 1999.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             12.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 2 - SECURITIES (Continued)

The fair value of securities and carrying amount, if different, at December 31, 2001 by contractual maturity are shown below. Securities not due at a single maturity date are shown separately.

                                                                                                     Available
                                                                        Held-to-Maturity             For Sale
                                                                    Carrying          Fair             Fair
                                                                     Amount           Value            Value
                                                                     ------           -----            -----
     Due in 1 year or less                                       $         --     $         --    $      1,074
     Due after 1 year through 5 years                                   1,924            2,015          17,670
     Due after five years through 10 years                                927              964           7,431
     Due after 10 years                                                 1,067            1,068          25,133
                                                                 ------------     ------------    ------------
         Subtotal                                                       3,918            4,047          51,308
     Mortgage-backed and other asset-
       backed securities                                                   --               --          42,856
                                                                 ------------     ------------    ------------

         Total                                                   $      3,918     $      4,047    $     94,164
                                                                 ============     ============    ============

Securities with a carrying value of $34,702 and $57,405 at December 31, 2001 and 2000 were pledged to secure public deposits and repurchase agreements. See Note 8 regarding additional securities pledges.

At December 31, 2001 and 2000, mortgage-backed securities include collateralized mortgage obligations (CMO's) and real estate mortgage investment conduits (REMIC's) with an amortized cost of $27,997 and $17,295 and fair value of $28,123 and $16,753, all of which are issued by U.S. Government agencies. At December 31, 2001 and 2000, approximately $7,538 and $8,481 are variable rate, with the remainder fixed rate.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             13.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 3 - LOANS

Loans are comprised of the following as of December 31:

                                                          2001            2000
                                                          ----            ----

Commercial and agricultural loans                       $232,997        $215,087
Real estate construction                                  62,305          54,768
Residential real estate loans                            211,014         212,190
Installment loans to individuals                          44,559          50,696
Commercial paper                                           4,989           4,984
                                                        --------        --------

    Total                                               $555,864        $537,725
                                                        ========        ========

Non-performing loans consist of the following at December 31:

                                                            2001           2000
                                                            ----           ----

Loans past due 90 days or more                             $  768         $1,052
Non-accrual loans                                           3,440          2,718
Restructured loans                                             25             55
                                                           ------         ------

    Total                                                  $4,233         $3,825
                                                           ======         ======

Information regarding impaired loans is as follows:
                                                               2001        2000
                                                               ----        ----
Year-end impaired loans
    With no allowance for loan losses allocated               $  693      $   25
    With allowance for loan losses allocated                   7,535       5,151
Amount of the allowance allocated                              2,077       1,658

                                                          2001      2000    1999
                                                          ----      ----    ----

Average balance of impaired loans                       $5,608    $2,885    $697
Interest income recognized during impairment               312        55       3
Cash-basis interest income recognized                      220        41       3

The Bank had $237 and $34 of loans on non-accrual at December 31, 2001 or 2000 that management did not deem to be impaired.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             14.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 3 - LOANS (Continued)

Certain directors and officers of the Corporation and Bank were customers of the Bank in the ordinary course of business. Loan activity with these related parties is as follows:

Balance as of January 1, 2001                                           $   910
Change in persons included                                                   --
New loans                                                                   791
Loan payments                                                              (474)
                                                                        -------

Balance as of December 31, 2001                                         $ 1,227
                                                                        =======


NOTE 4 - ALLOWANCE FOR LOAN LOSSES

The activity in the allowance for loan losses is as follows:

                                                    2001       2000       1999
                                                    ----       ----       ----

Balance, January 1                                $ 5,071    $ 4,618    $ 4,241
Provision charged to operations                     1,225      1,200      1,060
Loans charged-off                                    (982)      (877)      (829)
Recoveries on loans previously charged-off             99        130        146
                                                  -------    -------    -------

Balance, December 31                              $ 5,413    $ 5,071    $ 4,618
                                                  =======    =======    =======


NOTE 5 - PREMISES, FURNITURE AND EQUIPMENT

A summary of premises, furniture and equipment by major category follows:

                                                          2001            2000
                                                          ----            ----

Land                                                   $    905        $    870
Buildings and improvements                                9,037           8,782
Leasehold improvements                                    1,749           1,786
Furniture and equipment                                   8,438           9,781
                                                       --------        --------
    Total                                                20,129          21,219
Accumulated depreciation                                 (9,122)         (9,866)
                                                       --------        --------

Premises, furniture and equipment, net                 $ 11,007        $ 11,353
                                                       ========        ========


--------------------------------------------------------------------------------
                                   (continued)

                                                                             15.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 6 - INTEREST-BEARING TIME DEPOSITS

Time deposits of $100 or greater totaled $53,727 and $53,514 at December 31, 2001 and 2000.

At December 31, 2001, the scheduled maturities of time deposits are as follows:

                  2002                                         $    193,826
                  2003                                               57,608
                  2004                                               11,294
                  2005                                                2,813
                  2006                                                4,052
                  Thereafter                                            269
                                                               ------------

                                            Total              $    269,862
                                                               ============


NOTE 7 - SHORT-TERM BORROWINGS

Short-term borrowings are comprised of the following at year-end:

                                                               2001       2000
                                                               ----       ----

Balance of repurchase agreements outstanding                 $31,505     $54,275
Balance of treasury tax and loan open-end note                   568       1,297
                                                             -------     -------

    Total short-term borrowings                              $32,073     $55,572
                                                             =======     =======

At December 31, 2001 and 2000, the Corporation had $667 and $1,054 in related party repurchase agreements.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             16.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 8 - FHLB ADVANCES AND NOTE PAYABLE

FHLB advances and note payable outstanding at December 31 consist of the following:

                                                                                      2001             2000
                                                                                      ----             ----
     Federal Home Loan Bank advances; annual principal payments; various maturities with final maturity May 15, 2008; interest payable monthly at various fixed interest rates from 5.45% - 6.82%; secured by a blanket pledge of the Bank's obligations of the U.S. Government and U.S. Government
     agencies and one-to-four family residential mortgage loans.                  $   7,982          $   8,737

     Federal Home Loan Bank advances; principal callable one year from date of advance and quarterly thereafter, otherwise, principal payments due at maturity, with final maturities in 2002 and 2010; interest payable monthly at various fixed interest rates from 4.98%-6.20%; secured by a blanket pledge of the Bank's obligations of the U.S. Government and U.S. Government
     agencies and one-to-four family residential mortgage loans.                     27,000             27,000
                                                                                  ---------          ---------

         Total FHLB advances                                                         34,982             35,737

     Note payable to Northern Trust Company; quarterly principal payments of
     $350 required; matures March 31, 2006; interest payable monthly at a variable rate, which is currently 3.60% based on the Federal Funds rate plus an applicable margin based on the Corporation's existing capital ratios; obligation is unsecured but subject to various covenants, including defined minimum return on average assets, tangible net worth, capital ratios, loan loss allowance to non-performing loans ratio, and maximum non-performing assets. At year-end, the Corporation was in compliance with
     all covenants.                                                                  10,150             11,550
                                                                                  ---------          ---------

         Total                                                                    $  45,132          $  47,287
                                                                                  =========          =========

Annual principal payments required are as follows:

                     2002                                      $      7,399
                     2003                                             4,426
                     2004                                             1,479
                     2005                                             1,485
                     2006                                             2,800
                     Thereafter                                      27,543
                                                               ------------

                         Total FHLB advances and note payable  $     45,132
                                                               ============


--------------------------------------------------------------------------------
                                   (continued)

                                                                             17.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 9 - EMPLOYEE BENEFIT PLANS

The following sets forth the defined benefit pension plan's funded status and amount recognized in the balance sheet at December 31 (amounts computed as of September 30, 2001 and 2000):

                                                          2001            2000
                                                          ----            ----
Change in benefit obligation:
    Beginning benefit obligation                       $ 13,314        $ 12,626
    Service cost                                            813             783
    Interest cost                                           979             928
    Actuarial (gain) loss                                 1,128            (503)
    Benefits paid                                          (588)           (520)
                                                       --------        --------
    Ending benefit obligation                            15,646          13,314

Change in plan assets, at fair value:
    Beginning plan assets                                16,341          16,603
    Actual return                                          (246)            258
    Employer contribution                                    --              --
    Benefits paid                                          (588)           (520)
                                                       --------        --------

    Ending plan assets                                   15,507          16,341
                                                       --------        --------

Funded status                                              (139)          3,027
Unrecognized net actuarial (gain) loss                    2,480            (382)
Unrecognized prior service cost                              17              19
Unrecognized transition asset                              (480)           (631)
                                                       --------        --------

Prepaid benefit cost                                   $  1,878        $  2,033
                                                       ========        ========

The components of pension expense and related actuarial assumptions were as follows.

                                                2001         2000          1999
                                                ----         ----          ----

Service cost                                 $   813      $   783      $   647
Interest cost                                    979          928          812
Expected return on plan assets                (1,488)      (1,513)      (1,386)
Amortization of prior service cost                 2            2            2
Amortization of transition asset                (151)        (151)        (151)
                                             -------      -------      -------

                                             $   155      $    49      $   (76)
                                             =======      =======      =======

Discount rate on benefit obligation             7.00%        7.50%        7.50%
Long-term expected rate of return
  on plan assets                                9.25         9.25         9.25
Rate of compensation increase                   4.00         4.00         4.00

At December 31, 2001 and 2000, the plan's assets include Lafayette Bancorporation common stock of $1,216 and $582. At December 31, 2001 and 2000 the plan's assets also included Lafayette Bank and Trust Company certificates of deposit of $538 and $436.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             18.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 9 - EMPLOYEE BENEFIT PLANS (Continued)

The Bank maintains a retirement savings plan covering substantially all employees. The plan requires employees to complete one year of service and be 21 years of age before entering the plan. The plan allows for Bank contributions at an annually determined matching percentage of the first 4% of employee salary contributions, as well as an annual discretionary contribution. Total 401(k) contributions charged to expense were $176, $161, and $140 for 2001, 2000 and 1999.

The Bank maintains a deferred compensation plan for the benefit of certain directors. Under the plan, the Bank agrees, in return for the directors deferring the receipt of a portion of their current compensation, to pay a retirement benefit computed as the amount of the compensation deferred plus accrued interest at a variable rate. Accrued benefits payable totaled $1,596 and $1,289 at December 31, 2001 and 2000. Deferred compensation expense was $131 for 2001, and $106 for 2000. In conjunction with the plan, the Bank has purchased life insurance on the directors. The cash surrender value of that insurance is carried as an other asset on the consolidated balance sheet, and was approximately $7,171 and $6,834 at December 31, 2001 and 2000.


NOTE 10 - POSTRETIREMENT BENEFITS

The Bank sponsors a postretirement benefit plan which provides defined medical benefits. Retirees contribute an amount equal to their individual applicable premium to provide the coverage, less 30%, which is paid monthly by the Bank. Retirees must pay 100% of medical premiums for all dependent coverage. The plan is not funded and has no assets.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             19.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 10 - POSTRETIREMENT BENEFITS (Continued)

The following sets forth the plan's benefit obligation and amounts recognized in the balance sheet at December 31:

                                                              2001         2000
                                                              ----         ----
Change in postretirement benefit obligation:
    Beginning benefit obligation                             $ 454        $ 550
    Unrecognized net actuarial (gain) loss                      --         (159)
    Service cost                                                31           35
    Interest cost                                               36           38
    Benefits paid, net                                         (23)         (10)
                                                             -----        -----

    Ending benefit obligation                                  498          454

Unrecognized net gain                                          277          302
                                                             -----        -----

Accrued benefit obligation                                   $ 775        $ 756
                                                             =====        =====


Components of net periodic postretirement benefit cost as of December 31:


                                                     2001       2000       1999
                                                     ----       ----       ----

Service cost                                         $ 31       $ 35       $ 31
Interest cost                                          36         38         34
Amortization of unrecognized gain                     (25)       (10)       (11)
                                                     ----       ----       ----

    Benefit cost                                     $ 42       $ 63       $ 54
                                                     ====       ====       ====

For measurement purposes, the annual rate of increase in the per capita cost of covered health care benefits assumed was 7 % for 2001, 8% for 2000, and 11.5% for 1999, with the rate assumed to decrease to 6% over the next two years in the 2001 and 2000 calculation, and to 5.5% over the next year in the 1999 calculation. The health care cost trend is a significant assumption. However, either an increase or decrease in the assumed health care cost trend rates by 1% in each year would affect the accumulated postretirement benefit obligation as of December 31, 2001 and the aggregate service and interest cost components of net periodic postretirement benefit cost for the year then ended by amounts not considered to be material.

The weighted average discount rate used in determining the accumulated postretirement benefit obligation was 8% for 2001 and 2000, and 7% for 1999.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             20.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN

The Corporation maintains an Officers' Stock Appreciation Rights Plan for granting rights to certain officers, under which all available rights have been granted. Upon exercise of a stock appreciation right, the holder may receive cash equal to the excess of the fair market value of common stock at the date of exercise over the option price. Stock appreciation rights are vested at 20% per year and must be exercised within 10 years of grant. The plan expires May 2002. Granted rights outstanding were fully vested and consisted of 38,105 at an option price of $3.66 for 2001 and 2000. In 2001, no rights were exercised. In 2000, 16,500 rights were exercised when the fair market value was $23.18 per share. The aforementioned amounts of rights and prices are adjusted for stock dividends and splits. Compensation expense (benefit) charged to operations in 2001, 2000 and 1999 was $539, ($376), and $14 and is based on an increase (decrease) in market value. The liability at December 31, 2001, 2000 and 1999 was $895, $356 and $1,053.

The Corporation has established two nonqualified stock option plans to provide stock options to directors and key members of management. One plan was adopted in 1995 ("1995 Plan") and the other in 1998 ("1998 Plan"). There are no shares of common stock remaining available for grant under the 1995 Plan. The total number of shares of common stock remaining available for grant to directors is 17 and management is 19,928 under the 1998 Plan. All shares for both plans were available for grant at a price equal to the market price of the stock at the date of grant.

Under the 1995 Plan, options granted to directors at the effective date are exercisable any time after the date of grant, and options granted to directors elected after the effective date are exercisable after two years. Under the 1998 Plan, options granted to directors are exercisable after two years. Options granted to management under both plans become 20% exercisable after one year and 20% each subsequent year. Both plans are effective for five years and options must be exercised within ten years from the date of grant.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             21.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN (Continued)

A summary of the Corporation's stock option activity, and related information for the years ended December 31, follows (adjusted for stock dividends and splits):

                                                    Weighted           Weighted
                                                     Average            Average
                                                    Exercise             Fair
                                      Options         Price              Value
                                      -------       --------           -------

Outstanding, beginning of 1999         227,427    $   12.89
Granted                                 14,834        24.70           $   4.76
Exercised                              (17,166)       11.26
Forfeited                               (9,758)       14.72
                                   -----------    ---------
Outstanding, end of 1999               215,337        13.75
Granted                                 20,075        15.23               2.19
Exercised                               (9,144)       11.37
Forfeited                               (8,441)       15.69
                                   -----------    ---------
Outstanding, end of 2000               217,827        13.91
Granted                                 24,650        15.00               3.98
Exercised                               (7,973)       11.53
Forfeited                               (2,352)       15.52
                                   -----------    ---------
Outstanding, end of 2001               232,152        14.09
                                   ===========    =========


Options outstanding at December 31, 2001 include 184,529 with exercise prices ranging from $10.39 to $15.23 (weighted average exercise price of $12.20) and a weighted average remaining life of 5.87 years; and 47,623 with exercise prices ranging from $17.63 to $24.70 (weighted average exercise price of $21.41) and a weighted average remaining life of 7.27 years. Options exercisable at December 31, 2001 include 136,677 with exercise prices ranging from $10.39 to $15.23 (weighted average exercise price of $11.28); and 37,406 with exercise prices ranging from $17.63 to $24.70 (weighted average exercise price of $20.86).

Pro forma information regarding net income and earnings per share has been determined as if the Corporation had accounted for its stock options under the fair value method. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted average assumptions for the years 2001, 2000, and 1999: risk-free interest rates of 4.9%, 6.7%, and 5.4% dividend yields of 2% for 2001, 3% for 2000 and 2% for 1999; volatility factors of the expected market price of the Corporation's common stock of .37, .24, and .13; and a weighted average expected life of the options of five years for management options and two years for directors' options.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             22.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 11 - STOCK APPRECIATION RIGHTS AND STOCK OPTION PLAN (Continued)

For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Corporation's pro forma information follows (in thousands except for earnings per share information):

                                              2001           2000           1999
                                              ----           ----           ----

Pro forma net income                  $      7,329   $      6,859   $      6,270
Pro forma earnings per share
    Basic                             $       1.85   $       1.74   $       1.59
    Diluted                           $       1.82   $       1.72   $       1.55

In future years, the pro forma effect of not applying this standard may increase if additional options are granted.


NOTE 12 - INCOME TAXES

Income taxes consist of the following:
                                                      2001      2000      1999
                                                      ----      ----      ----

Currently payable                                   $ 4,172    $3,498   $ 3,004
Deferred income taxes (benefit)                        (782)        3       (50)
Non-qualified stock option benefit
   allocated to additional paid-in capital               11        13        73
                                                    -------    ------   -------


    Total                                           $ 3,401    $3,514   $ 3,027
                                                    =======    ======   =======

The following is a reconciliation of statutory federal income taxes and the amount computed by applying the statutory rate of 34% to income before income taxes:


                                                    2001       2000       1999
                                                    ----       ----       ----

Statutory rate applied to income before
  income taxes                                    $ 3,677    $ 3,546    $ 3,188
Add/(deduct)
    Tax exempt interest income                       (533)      (486)      (430)
    State tax expense (net of federal benefit)        395        474        417
    Other                                            (138)       (20)      (148)
                                                  -------    -------    -------
         Total                                    $ 3,401    $ 3,514    $ 3,027
                                                  =======    =======    =======


--------------------------------------------------------------------------------
                                   (continued)

                                                                             23.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 12 - INCOME TAXES (Continued)

The net deferred tax asset reflected in the consolidated balance sheet is comprised of the following components as of December 31:

                                                                2001       2000
                                                                ----       ----
Deferred tax assets
    Allowance for loan losses                                $ 1,718    $ 1,380
    Accrued stock appreciation rights                            350        139
    Accrued post-retirement benefit obligation                   462        426
    Deferred compensation                                        589        470
    Deferred loan fees                                            99         57
    Net unrealized loss on securities available-for-sale          --        173
                                                             -------    -------
         Total tax assets                                      3,218      2,645

Deferred tax liabilities
    Depreciation                                                (339)      (341)
    Net pension benefit                                         (734)      (795)
    Intangible asset amortization                               (282)      (186)
    Net unrealized gain on securities available-for-sale        (262)        --
    Other                                                       (179)      (248)
                                                             -------    -------
         Total deferred tax liabilities                       (1,796)    (1,570)

Valuation allowance                                               --         --
                                                             -------    -------

    Net deferred tax asset                                   $ 1,422    $ 1,075
                                                             =======    =======

NOTE 13 - PER SHARE DATA

The following table illustrates the computation of basic and diluted earnings per share. Weighted average shares outstanding have been restated for all periods for stock splits and dividends.

                                                                2001               2000               1999
                                                                ----               ----               ----
Basic earnings per share
     Net income                                            $        7,415    $         6,916    $        6,351
     Weighted average shares outstanding                        3,959,582          3,950,297         3,940,024
                                                           --------------    ---------------    --------------

         Basic earnings per share                          $         1.87    $         1.75     $         1.61
                                                           ==============    ==============     ==============
Diluted earnings per share
     Net income                                            $        7,415    $         6,916    $        6,351
     Weighted average shares outstanding                        3,959,582          3,950,297         3,940,024
     Dilutive effect of stock options                              61,213             35,224            94,364
                                                           --------------    ---------------    --------------
         Diluted average shares outstanding                     4,020,795          3,985,521         4,034,388
                                                           --------------    ---------------    --------------

Diluted earnings per share                                 $         1.84    $         1.74     $         1.57
                                                           ==============    ==============     ==============


--------------------------------------------------------------------------------
                                   (continued)

                                                                             24.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 14 - CAPITAL REQUIREMENTS

The Corporation and Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Capital adequacy guidelines and prompt corrective action regulations involve quantitative measures of assets, liabilities, and certain off-balance-sheet items calculated under regulatory accounting practices. Capital amounts and classifications are also subject to qualitative judgments by regulators. Failure to meet capital requirements can initiate regulatory action.

Quantitative measures established by regulation to ensure capital adequacy require the Corporation and Bank to maintain minimum amounts and ratios (set forth in the following table) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier 1 capital to average assets (as defined).

Prompt corrective action regulations provide five classifications: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized, although these terms are not used to represent overall financial condition. If adequately capitalized, regulatory approval is required to accept brokered deposits. If undercapitalized, the institution may be required to limit capital distributions, limit asset growth and expansion, and prepare capital restoration plans.

On March 12, 1999 the Corporation's wholly-owned subsidiary bank acquired three branches in Jasper County, Indiana. As a result of this transaction consolidated and bank-only capital levels were reduced. The Corporation borrowed $14,000 and contributed $13,000 to the Bank in order for the bank to maintain its well-capitalized status. As of December 31, 2001, the Bank was categorized as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table. The Corporation was categorized as undercapitalized as of December 31, 1999, as the total capital ratio was slightly below the minimum required level for capital adequacy purposes. The Corporation returned to adequately capitalized status as of March 31, 2000 and has maintained that status through December 31, 2001. Although the Corporation's capital was slightly below the minimum at December 31, 1999, no corrective regulatory action was initiated by the banking regulatory authorities and management anticipates maintaining its adequately capitalized status in the foreseeable future.


--------------------------------------------------------------------------------
                                   (continued)

                                                                             25.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 14 - CAPITAL REQUIREMENTS (Continued)

The actual capital amounts and ratios are presented in the following table (in millions) for the Corporation and the Bank.

                                                                                              Minimum Required To
                                                                       Minimum Required      Be Well-Capitalized
                                                                         For Capital        Under Prompt Corrective
                                                  Actual             Adequacy   Purposes      Action   Regulations
                                                  ------             --------   --------      ------   -----------
                                            Amount      Ratio         Amount      Ratio       Amount      Ratio
                                            ------      -----         ------      -----       ------      -----
2001

Total capital to risk weighted assets
         Consolidated                     $    51.8      9.28%       $   44.7      8.00%     $   55.9     10.00%
         Lafayette Bank and Trust              61.3     10.98            44.7      8.00          55.8     10.00

Tier 1 capital to risk weighted assets
         Consolidated                          46.4      8.31            22.3      4.00          33.5      6.00
         Lafayette Bank and Trust              55.9     10.01            22.3      4.00          33.5      6.00

Tier 1 capital to average assets
         Consolidated                          46.4      6.24            29.7      4.00          37.2      5.00
         Lafayette Bank and Trust              55.9      7.51            29.8      4.00          37.2      5.00

2000

Total capital to risk weighted assets
         Consolidated                     $    45.1      8.33%       $   43.3      8.00%     $   54.1     10.00%
         Lafayette Bank and Trust              55.5     10.19            43.6      8.00          54.5     10.00

Tier 1 capital to risk weighted assets
         Consolidated                          40.0      7.40            21.7      4.00          32.5     6.00
         Lafayette Bank and Trust              50.5      9.26            21.8      4.00          32.7     6.00

Tier 1 capital to average assets
         Consolidated                          40.0      5.79            27.7      4.00          34.6     5.00
         Lafayette Bank and Trust              50.5      7.29            27.7      4.00          34.6     5.00


The Bank is also subject to state regulations restricting the amount of dividends payable to the Corporation. At December 31, 2001, the Bank had $8,882 of retained earnings available for dividends under these regulations.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             26.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 15 - COMMITMENTS AND CONTINGENT LIABILITIES

The Bank leases branch facilities under operating leases expiring in various years through 2007. Expense for leased premises was $306, $281, and $244 for 2001, 2000 and 1999.

Future minimum lease payments are as follows:

                     2002                                 $        290
                     2003                                          267
                     2004                                          222
                     2005                                          162
                     2006                                           75
                     Thereafter                                     19
                                                          ------------

                         Total                            $      1,035
                                                          ============

In the ordinary course of business, the Bank has loans, commitments and contingent liabilities, such as guarantees and commitments to extend credit, which are not reflected in the consolidated balance sheet. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to make loans and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policy to make such commitments as it uses for on-balance sheet items.

At December 31, off-balance sheet financial instruments whose contract amount represents credit risk are summarized as follows:

                                                           2001            2000
                                                           ----            ----

Unused lines of credit                                   $84,611         $64,987
Commitments to make loans                                  6,180           7,229
Standby letters of credit                                  3,536           1,585
Commercial letters of credit                                  --              --

Since many commitments to make loans expire without being used, the amount does not necessarily represent future cash commitments. Collateral obtained upon exercise of the commitment is determined using management's credit evaluation of the borrower, and may include accounts receivable, inventory, property, land and other items. These commitments are generally variable rate or carry a term of one year or less.

The cash balance required to be maintained on hand or on deposit with the Federal Reserve was $10,738 and $9,639 at December 31, 2001 and 2000. These reserves do not earn interest.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             27.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 16 - DISCLOSURES ABOUT FAIR VALUE OF FINANCIAL INSTRUMENTS

The carrying value and estimated fair values of the Corporation's financial instruments as of December 31 are as follows:

                                                -----------2 0 0 1---------        -----------2 0 0 0---------
                                                 Carrying            Fair           Carrying            Fair
                                                   Value             Value            Value             Value
                                                   -----             -----            -----             -----
Financial assets
   Cash and cash equivalents                   $      51,465    $      51,465     $      73,472    $      73,472
   Securities available-for-sale                      94,164           94,164            78,857           78,857
   Securities held-to-maturity                         3,918            4,047             4,484            4,580
   Loans held for sale                                17,262           17,435             5,949            6,058
   Loans, net                                        550,451          551,053           532,654          524,222
   FHLB stock                                          2,344            2,344             2,200            2,200
   Accrued interest receivable                         6,803            6,803             7,830            7,830

Financial liabilities
   Deposits                                    $    (618,572)   $    (623,883)    $    (578,297)   $    (580,115)
   Short-term borrowings                             (32,073)         (32,073)          (55,572)         (55,572)
   FHLB advances                                     (34,982)         (35,358)          (35,737)         (35,903)
   Note payable                                      (10,150)         (10,150)          (11,550)         (11,550)
   Accrued interest payable                           (2,180)          (2,180)           (2,772)          (2,772)

The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practicable to estimate that value. The carrying amount is considered to estimate fair value for cash and short-term instruments, demand deposits, short-term borrowings, accrued interest, and variable rate loans, deposits and note payable that re-price frequently and fully. Securities fair values are based on quoted market prices or, if no quotes are available, on the rate and term of the security and on information about the issuer. For loans held for sale, the fair value of loans held for sale is based on quoted market prices. For commercial, real estate, consumer, and other loans, fair value is estimated by discounting future cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. FHLB stock is restricted in nature and is not actively traded on a secondary market and the carrying amount is a reasonable estimate of fair value. The fair value of fixed-maturity certificates of deposit is estimated using the rates currently offered for deposits of similar remaining maturities. For FHLB advances, fair value is estimated using rates currently available to the Corporation for debt with similar terms and remaining maturities. The estimated fair value for off-balance sheet loan commitments approximates carrying value and are not considered significant to this presentation.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             28.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 17 - PARENT COMPANY STATEMENTS
Presented below are condensed balance sheets, statements of income and cash flows for the parent company:

                            CONDENSED BALANCE SHEETS
                                   December 31
                                                            2001           2000
                                                            ----           ----
ASSETS
Cash on deposit with subsidiary                           $ 1,855        $ 1,901
Investment in bank                                         68,589         63,221
Other assets                                                  387            265
                                                          -------        -------
                                                          $70,831        $65,387
                                                          =======        =======

LIABILITIES AND SHAREHOLDERS' EQUITY
Note payable                                              $10,150        $11,550
Other liabilities                                           1,561          1,036
Shareholders' equity                                       59,120         52,801
                                                          -------        -------
                                                          $70,831        $65,387
                                                          =======        =======

             CONDENSED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                             Years ended December 31
                                                                   2001             2000            1999
                                                                   ----             ----            ----

Operating income
     Dividends received from subsidiary bank                   $      3,525    $      3,200     $      2,960
     Interest income                                                     40              74               75
                                                               ------------    ------------     ------------
                                                                      3,565           3,274            3,035
Operating expenses
     Interest expense                                                   634           1,007              749
     Compensation expense (benefit)                                     539            (376)              14
     Other operating expenses                                           232             119              111
                                                               ------------    ------------     ------------
                                                                      1,405             750              874
Income before income taxes and equity in
  undistributed earnings of bank                                      2,160           2,524            2,161

Income tax benefit                                                      550             215              389
                                                               ------------    ------------     ------------
Income before equity in undistributed earnings of bank                2,710           2,739            2,550

Equity in undistributed earnings of bank                              4,705           4,177            3,801
                                                               ------------    ------------     ------------

Net income                                                            7,415           6,916            6,351

Other comprehensive income, net of tax                                  663           1,693           (1,914)
                                                               ------------    ------------     ------------

Comprehensive income                                           $      8,078    $      8,609     $      4,437
                                                               ============    ============     ============



--------------------------------------------------------------------------------
                                   (continued)

                                                                             29.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000, and 1999
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 17 - PARENT COMPANY STATEMENTS (Continued)

                       CONDENSED STATEMENTS OF CASH FLOWS
                             Years ended December 31

                                                                   2001             2000            1999
                                                                   ----             ----            ----

Cash flows from operating activities
     Net income                                                $      7,415    $      6,916     $      6,351
     Adjustments to reconcile net income to net cash
       from operating activities
         Amortization of deferred costs                                   6               6                6
         Equity in undistributed earnings of bank                    (4,705)         (4,177)          (3,801)
         Other assets and other liabilities                             397            (419)            (160)
                                                               ------------    ------------     ------------
              Net cash from operating activities                      3,113           2,326            2,396

Cash flows from financing activities
     Proceeds from note payable                                          --              --           14,000
     Principal payments on note payable                              (1,400)         (1,400)          (1,050)
     Capital contribution to subsidiary bank                              -              --          (13,000)
     Common stock issued                                                103             117              278
     Dividends paid                                                  (1,862)         (1,706)          (1,540)
     Purchase of fractional shares                                       --              (4)              --
     Purchase of treasury shares                                         --              --               (4)
                                                               ------------    ------------     ------------
         Net cash from financing activities                          (3,159)         (2,993)          (1,316)
                                                               ------------    ------------     ------------

Net change in cash and cash equivalents                                 (46)           (667)           1,080

Cash and cash equivalents at beginning of year                        1,901           2,568            1,488
                                                               ------------    ------------     ------------

Cash and cash equivalents at end of year                       $      1,855    $      1,901     $      2,568
                                                               ============    ============     ============


NOTE 18 - BRANCH ACQUISITION

In March 1999, the Bank purchased three branches located in DeMotte, Remington, and Rensselaer, Indiana.

The fair value of assets acquired was $71,749 (consisting primarily of goodwill and core deposit intangibles of $13,510, and commercial loans, net of a $563 purchase adjustment for credit quality), the fair value of liabilities assumed was $117,015 (consisting primarily of customer deposits), and the Bank received $45,266 of cash at settlement.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             30.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000, and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 19 - OTHER COMPREHENSIVE INCOME

Other comprehensive income components and related taxes were as follows:

                                                               2001               2000               1999
                                                               ----               ----               ----
Unrealized holding gains (losses) on
     securities available-for-sale                         $        1,098    $         2,791    $       (3,314)
Less:  reclassification adjustments for gains
      and losses later recognized in income                            --                 12               144
                                                           --------------    ---------------    --------------
Net unrealized gains (losses)                                       1,098              2,803            (3,170)
Tax effect                                                           (435)            (1,110)            1,256
                                                           --------------    ---------------    --------------

Other comprehensive income                                 $          663    $         1,693    $       (1,914)
                                                           ==============    ===============    ==============


NOTE 20 - QUARTERLY FINANCIAL DATA (UNAUDITED)

                                 Interest       Net Interest           Net                 Earnings per Share
                                  Income           Income            Income            Basic         Fully Diluted
                                  ------           ------            ------            -----         -------------
2001
    First quarter             $   13,786        $    6,187       $    1,678        $    .42         $     .42
    Second quarter                13,745             6,601            1,906             .48               .48
    Third quarter                 13,373             6,835            2,019             .51               .50
    Fourth quarter                12,760             7,138            1,812             .46               .44

2000
    First quarter             $   12,123        $    6,084       $    1,798        $    .46         $     .45
    Second quarter                12,878             6,297            1,807             .46               .46
    Third quarter                 13,427             6,226            1,634             .41               .41
    Fourth quarter                13,958             6,374            1,677             .42               .42

Earnings per share amounts have been restated for subsequent stock dividends and splits.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             31.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000 and 1999
              (Dollar amounts in thousands, except per share data)


NOTE 21 - SEGMENT INFORMATION

The Corporation's operations include three primary segments: banking, mortgage banking, and trust services. Through its banking subsidiary's locations in Tippecanoe, Jasper, White and Carroll Counties, the Corporation provides traditional community banking services, such as accepting deposits and making commercial, residential and consumer loans. Mortgage banking activities include the origination of residential mortgage loans for sale on a servicing released basis to various investors. The Corporation's trust department provides both personal and corporate trust services.

The Corporation's three reportable segments are determined by the products and services offered. Loans, investments and deposits comprise the primary revenues and expenses of the banking operation, net gains on loans sold account for the revenues in the mortgage banking segment, and trust administration fees provide the primary revenues in the trust department.

The following segment financial information has been derived from the internal profitability reporting system utilized by management to monitor and manage the financial performance of the Corporation. The accounting policies of the three segments are the same as those described in the summary of significant accounting policies. The Corporation evaluates segment performance based on profit or loss before income taxes. The evaluation process for the mortgage banking and trust segments include only direct expenses, while certain indirect expenses, including goodwill, are absorbed by the banking operation. The difference between segment totals and consolidated totals are holding company amounts and income tax expense.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             32.

                            LAFAYETTE BANCORPORATION
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                        December 31, 2001, 2000, and 1999
              (Dollar amounts in thousands, except per share data)

--------------------------------------------------------------------------------

NOTE 21 - SEGMENT INFORMATION (Continued)

                                                                     Mortgage                               Total
2001                                               Banking            Banking            Trust            Segments
----                                               -------            -------            -----            --------
     Net interest income                    $        27,058    $          297     $           --    $        27,355
     Net gain on loan sales                              --             1,858                 --              1,858
     Other revenue                                    4,330                 2              1,264              5,596
     Noncash items:
         Depreciation                                 1,369                58                 48              1,475
         Provision for loan loss                      1,225                --                 --              1,225
     Segment profit, before taxes                    10,858               998                326             12,185
     Segment assets                                 744,396            17,402                133            761,931

2000
----

     Net interest income                    $        25,769    $          146     $           --    $        25,915
     Net gain on loan sales                              --               659                 --                659
     Other revenue                                    3,973                 6              1,187              5,166
     Non-cash items:
         Depreciation                                 1,243                48                 48              1,339
         Provision for loan loss                      1,200                --                  -              1,200
     Segment profit, before taxes                    10,655                67                385             11,107
     Segment assets                                 734,581             6,122                179            740,822

1999
----

     Net interest income                    $        23,310    $          211     $           --    $        23,521
     Net gain on loan sales                              --               942                 --                942
     Other revenue                                    2,959                90              1,134              4,183
     Noncash items:
         Depreciation                                   868                42                 38                948
         Provision for loan loss                      1,060                --                 --              1,060
     Segment profit, before taxes                     9,328               459                390             10,177
     Segment assets                                 641,132             3,325                202            644,659

NOTE 22 - PENDING MERGER

On October 15, 2001, Lafayette Bancorporation signed a definitive agreement with First Merchants Corporation, located in Muncie, Indiana, to merge with and into First Merchants Corporation. Under the terms of the agreement, upon the closing of this transaction, Lafayette Bank and Trust Company will be a wholly-owned subsidiary of First Merchants Corporation. The transaction is subject to shareholder and regulatory approval and is expected to be effective in the second quarter of 2002.



--------------------------------------------------------------------------------
                                   (continued)

                                                                             33.

                          UNAUDITED PRO FORMA COMBINED
                       CONSOLIDATED FINANCIAL INFORMATION

     The following is the unaudited pro forma combined consolidated financial information for First Merchants Corporation and for Lafayette Bancorporation giving effect to the merger of Lafayette Bancorporation with and into First Merchants Corporation and the issuance of preferred securities and other bank debt to fund the cash consideration payable in the merger. The balance sheet information presented gives effect to the merger and the related issuance of the preferred securities and bank debt as if each occurred on December 31, 2001. The income statement information presented gives effect to the merger and the related issuance of the preferred securities and bank debt as if each occurred on January 1, 2001. The following pro forma historical information does not reflect any cost savings which First Merchants Corporation may achieve subsequent to the merger.

     You should read the unaudited pro forma combined consolidated financial information in conjunction with the accompanying Notes to Unaudited Pro Forma Combined Consolidated Financial Information. This unaudited pro forma combined consolidated financial information may not be indicative of the results of operations that actually would have occurred if the merger and the related issuance of the preferred securities and bank debt had occurred on the dates assumed above or of the results of operations that may be achieved in the future.

        UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED BALANCE SHEET
                             AS OF DECEMBER 31, 2001


                                                         First                      Pro forma         Pro forma
                                                       Merchants     Lafayette     Adjustments        Combined
                                                       ---------     ---------     -----------        --------
                                                                       (Dollars in thousands)
Assets:
Cash and due from banks.......................            $  68,743     $  32,028    $ (1,400) (1)     $  101,242

                                                                                         (400) (2)

                                                                                         3,275 (3)

                                                                                       (1,004) (4)

Interest-bearing deposits.....................                             10,237                         10,237

Federal funds sold............................             34,285          9,200         ----             43,485
                                                         ----------     ---------   ---------        -----------

  Cash and cash equivalents...................              103,028        51,465          471           154,964

Interest-bearing time deposits................                3,871         ----         ----              3,871

Investment securities

  Available for sale..........................              231,668        94,164        ----            325,832

  Held to maturity............................                8,654         3,918         129  (5)        12,701
                                                         ----------     ---------   ---------        -----------
    Total investment securities...............
                                                            240,322        98,082         129            338,533

Mortgage loans held for sale..................                  307        17,262         173  (5)        17,742

Loans, net of allowance.......................            1,344,445       550,451         602  (5)     1,895,498

Premises and equipment........................               27,684        11,007       9,441  (6)        48,132

Federal Reserve and FHLB stock................                8,350         2,344        ----             10,694

Interest Receivable...........................               12,024         6,803        ----             18,827

Core deposit intangible and goodwill..........               32,177        12,291      42,537  (7)        90,714

                                                                                      (12,291) (8)

                                                                                       16,000  (9)
Other assets..................................               14,827       12,613        2,133 (15)        35,194

                                                                                        7,538 (10)

                                                                                       (1,917 (14)
                                                         ----------     ---------   ---------        -----------
     Total assets.............................           $1,787,035     $ 762,318   $  64,816        $ 2,614,169
                                                         ==========     =========   =========        ===========

Liabilities:
Deposits
  Noninterest bearing.........................            $ 186,987     $  80,012   $    ----          $ 266,999

  Interest bearing............................            1,234,264       538,560       5,311  (5)     1,778,135
                                                         ----------     ---------   ---------        -----------

     Total deposits...........................            1,421,251       618,572       5,311          2,045,134

Borrowings....................................              174,404        77,205         376  (5)
                                                                                        6,750 (16)       258,735
Trust preferred...............................                                         46,250 (11)        46,250


Other liabilities.............................               12,252         7,421         139 (17)        19,812
                                                         ----------     ---------   ---------        -----------

      Total liabilities.......................            1,607,907       703,198      58,826          2,369,931
                                                         ----------     ---------   ---------        -----------

Shareholders' equity:

  Common stock................................                1,584         3,962      (3,962)(12)         1,931

                                                                                          347 (13)

  Additional paid in capital..................               50,642        38,119     (38,119)(12)       115,405

                                                                                       64,763 (13)

  Retained earnings...........................              124,304        16,639     (16,639)(12)       124,304

  Accumulated comprehensive income............                2,598           400        (400)(12)         2,598
                                                         ----------     ---------   ---------        -----------

      Total shareholders' equity..............              179,128        59,120       5,990            244,238
                                                         ----------     ---------   ---------        -----------

      Total liabilities and shareholders' equity        $ 1,787,035     $ 762,318   $  64,816        $ 2,614,169
                                                        ===========     =========   =========        ===========

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

     UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 2001


                                                           First                    Pro forma         Pro forma
                                                         Merchants      Lafayette  Adjustments         Combined
                                                         ----------     ---------   ---------        -----------
                                                             (Dollars in thousands, except per share data)
Interest Income:
       Loans receivable...........................      $   103,561     $  46,853    $   (266)(18)   $   150,148
       Investment securities......................           15,310         5,030         (29)(18)        20,311

       Other......................................            1,564         1,781        ----              3,345
                                                         ----------     ---------   ---------        -----------

          Total interest income...................          120,435        53,664        (295)           173,804
                                                         ----------     ---------   ---------        -----------

Interest Expense:
       Deposits...................................           45,856        22,650      (5,311)(18)        63,195
       Securities sold under repurchase agreements            3,208         1,506        ----              4,714
       Federal Home Loan Bank advances & other....            7,010         2,747        (251)(18)
                                                                                          135 (23)         9,641

       Trust Preferred............................             ----          ----       4,002 (22)         4,002
                                                         ----------     ---------   ---------        -----------

          Total interest expense..................           56,074        26,903      (1.425)            81,552
                                                         ----------     ---------   ---------        -----------

Net Interest Income: ...........................             64,361        26,761       1,130             92,252

       Provision for loan losses..................            3,576         1,225        ----              4,801
                                                         ----------     ---------   ---------        -----------

Net interest income after provision for loan

losses:.........................................             60,785        25,536       1,130             87,451
                                                         ----------     ---------   ---------        -----------

Non-interest Income:
       Fiduciary activities.......................            5,429         1,264        ----              6,693
       Service charges on deposit accounts........            5,729         2,352        ----              8,081
       Other customer fees........................            3,166         1,080        ----              4,246
       Net realized losses on sales of
          available-for-sale securities...........            (200)          ----        ----               (200)
       Commission income..........................            1,945           398        ----              2,343

       Other income...............................            2,474         2,360        ----              4,834
                                                         ----------     ---------   ---------        -----------

          Total other income......................           18,543         7,454        ----             25,997
                                                         ----------     ---------   ---------        -----------

Non-interest expenses:
       Salaries and employee benefits.............           24,711        12,908        ----             37,619

       Net occupancy expenses.....................            2,729         1,293         236 (19)         4,258
       Equipment expenses.........................            4,521         1,914        ----              6,435
       Goodwill and core deposit amortization.....            1,682           716       3,556 (21)         5,238

                                                                                         (716)(24)

       Other expenses.............................           11,552         5,343        ----             16,895
                                                         ----------     ---------   ---------        -----------

          Total other expenses....................           45,195        22,174       3,076             70,445
                                                         ----------     ---------   ---------        -----------

Income before income tax:.......................             34,133        10,816      (1,946)            43,003

       Income tax expense.........................           11,924         3,401        (788)(20)        14,537
                                                         ----------    ----------   ----------       -----------
Net income: ....................................        $    22,209    $    7,415   $  (1,158)       $    28,466
                                                         ==========    ==========   ==========       ===========

Per Share Data:
        Basic earnings............................      $      1.79    $     1.87        ----        $      1.88
        Diluted earnings..........................             1.78          1.84        ----               1.87
        Average common shares-basic...............       12,399,985     3,959,582        ----         15,173,044
        Average common shares-diluted.............       12,489,329     4,020,795        ----         15,262,388

The accompanying notes are an integral part of the unaudited pro forma combined consolidated financial information.

    Notes to Unaudited Pro Forma Combined Consolidated Financial Information
                             (Dollars in thousands)

Note 1 -   Basis of Presentation

           On April 1, 2002, First Merchants Corporation acquired all of the assets of Lafayette Bancorporation through the merger of Lafayette Bancorporation with and into First Merchants Corporation. As part of the merger, shareholders of Lafayette Bancorporation will receive approximately 2,773,059 shares of First Merchants Corporation common stock and approximately $50,866,560 in cash. The acquisition will be accounted for under the purchase method of accounting and, accordingly, the assets and liabilities of Lafayette Bancorporation have been marked to estimated fair value based upon conditions as of December 31, 2001. Since these are pro forma statements, we cannot assure that the amounts reflected in these financial statements would have been representative of the actual amounts earned had the companies been combined at the time. The actual fair value adjustments will be made based upon appraisals and evaluations that will be made as of the date the merger is completed. Thus, the actual fair value adjustment may differ significantly from those reflected in the pro forma financial statements.

Note 2 -   Pro Forma Adjustments

  (1) To record payment by Lafayette Bancorporation for estimated transaction costs.

  (2) To record payment by First Merchants Corporation for estimated transaction costs.

  (3)      To record receipt of cash for stock options exercised.

  (4)      To record payment for stock appreciation rights.

  (5) To adjust interest-earning assets and interest-bearing liabilities of Lafayette Bancorporation to estimated fair value.

  (6)      To record premises at estimated fair value.

  (7) To record goodwill for the cost of acquisition over the estimated fair value of net assets acquired as follows:

Purchase Price:
 Common stock                                                         $     347
 Additional paid in capital                                              64,763
 Acquisition costs                                                          400
 Cash paid to Lafayette Bancorporation stockholders                      50,867
                                                                      ---------
        Total purchase price paid                                     $ 116,377
                                                                      =========

Allocated to:
  Historical book value of Lafayette Bancorporation's
  assets and liabilities                                              $  59,120
  Record estimated  transaction costs of Lafayette Bancorporation        (1,400)
  Record payment of stock appreciation rights                            (1,004)
  Cash received for stock options exercised                               3,275
  Write off of Lafayette Bancorporation's historical
     goodwill and core deposit intangible                               (12,291)
                                                                      ---------
Adjusted book value of Lafayette Bancorporation                       $  47,700
                                                                      =========

  Core deposit intangible                                                16,000

Adjustments to record assets and liabilities at fair value:
  Securities                                                                129
  Mortgage loans held for sale                                              173
  Loans                                                                     602
  Premises and equipment                                                  9,441
  Deposits                                                               (5,311)
  Borrowings                                                               (376)
  Deferred taxes                                                          7,538
  Pension assets/liability                                               (2,056)
                                                                      ---------
     Total allocation                                                 $  26,140
                                                                      =========

Goodwill                                                              $  42,537
                                                                      =========

    (8) To eliminate Lafayette Bancorporation's historical goodwill and core deposit intangible.

    (9)  To record core deposit intangible.

    (10) To record deferred taxes on the purchase accounting adjustments.

    (11) To record issuance of the preferred securities by First Merchants Corporation of $46,250,000.

    (12) To eliminate Lafayette Bancorporation's equity accounts.

    (13) To record issuance of 2,773,059 shares of First Merchants Corporation's common stock.

    (14) To eliminate Lafayette Bancorporation's pension asset.

    (15) To record estimated net debt issuance costs.

    (16) To record additional borrowings necessary for cash consideration to Lafayette Bancorporation's shareholders in the event the underwriters do not exercise their over-allotment option.

    (17) To recognize Lafayette Bancorporation's pension liability.

    (18) To record effect of amortization of purchase accounting adjustments in a manner that approximates the level yield method.

    (19) To record amortization of purchase accounting adjustment related to premises and equipment.

    (20) To record tax effect of purchase accounting adjustments at an effective rate of 40.525%.

    (21) To record amortization of core deposit intangible.

    (22) To record interest expense and amortization of debt issuance costs related to the preferred securities issued to fund the cash consideration payable in the merger at an assumed rate of 8.5%.

    (23) To record interest expense on additional borrowings necessary to finance the remaining cash consideration payable to Lafayette Bancorporation's shareholders in the event the underwriters do not exercise their over-allotment option at an assumed rate of 2.0%. In the event the underwriters exercise their over-allotment option, this interest expense on the additional borrowing would not be incurred and the interest expense recorded in footnote 22 would be increased by $574,000, at an assumed rate of 8.5%.

    (24) To eliminate Lafayette Bancorporation's goodwill and core deposit intangible amortization expense.